UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Moregain Pictures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55297	41-1683548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

117 E. Huntington Dr., Arcadia, CA 91006
(Address of principal executive offices) (Zip Code)

+1(626) 400-5727
(Registrant’s telephone number, including area code)

Aladdin International, Inc.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective June 15, 2018, Mr. Sherwood Hu resigned from his role as Independent Director of the Board.

Effective June 17, 2018, Mr. Michael Antonovich resigned from his roles as President, Chief Executive Officer, Secretary and Chairman of the Board.

Effective June 17, 2018, Mr. Jesse Weiner resigned from his role as General Counsel of the Company.

The resignation of Mr. Hu, Mr. Antonovich and Mr. Weiner was not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Effective June 21, 2018, Mr. Jesse Weiner was appointed as Director of the Board, as well as Chief Executive Officer and Secretary of the Company. Directors are elected to hold offices until the next annual meeting of shareholders and until the successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective June 11, 2018, we changed our corporate name to Moregain Pictures, Inc. The name change was made pursuant to Title 7 of Nevada Revised Statutes by filing a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1. We are in the process of effectuate the name change with FINRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2018	Moregain Pictures, Inc.

	By:	/s/ Jesse Weiner
Name: Jesse Weiner
Title: Chief Executive Officer

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